Exhibit 21

Subsidiaries

Name	Jurisdiction of Incorporation or Formation
Apex Collections Limited	United Kingdom
Apex Credit Management Holdings Limited	United Kingdom
Apex Credit Management Limited	United Kingdom
Ascension Capital Group, Inc.	Delaware
Asset Acceptance Capital Corp.	Delaware
Asset Acceptance Recovery Services, LLC	Delaware
Asset Acceptance Solutions Group, LLC	Delaware
Asset Acceptance, LLC	Delaware
Bayfront Investment LLC	Delaware
Black Tip Capital Holdings Limited	United Kingdom
Cabot (Group Holdings) Limited	United Kingdom
Cabot Asset Purchases Ireland Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial (Luxembourg) S.A.	Luxembourg
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Holdings S.a.r.L	Luxembourg
Cabot Services (Europe) S.A.S	France
Cabot Spain S.L.	Spain
Carat UK Holdco Limited	United Kingdom
Carat UK Midco Limited	United Kingdom
Desert Tree Capital LLC	Delaware
Encore Asset Reconstruction Company Private Ltd.	India
Encore Capital Group, Inc.	Delaware
Encore Europe Holdings S.a.r.L	Luxembourg
Fideiconmiso PA Refinancia	Colombia
Financial Investigations and Recoveries (Europe) Ltd.	United Kingdom
Fireside Funding LLC	Delaware
GC Encore S.a.r.L	Luxembourg
Green Meadow Financial LLC	Delaware
GS Refinancia Management	Cayman Islands
Janus Holdings Luxembourg S.a.r.L	Luxembourg
Legal Recovery Solutions, LLC	Delaware
Macrocom (948) Limited	United Kingdom
Marlin Capital Europe Limited	United Kingdom
Marlin Europe I Limited	United Kingdom
Marlin Europe II Limited	United Kingdom
Marlin Europe IX Limited	United Kingdom
Marlin Europe V Limited	United Kingdom
Marlin Europe VI Limited	United Kingdom
Marlin Europe VII Limited	United Kingdom
Marlin Europe VIII Limited	United Kingdom
Marlin Europe X Limited	United Kingdom
Marlin Financial Group Limited	United Kingdom
Marlin Financial Intermediate II Limited	United Kingdom
Marlin Financial Intermediate Limited	United Kingdom
Marlin Financial Services Limited	United Kingdom
Marlin Intermediate Holdings plc	United Kingdom
Marlin Legal Services Limited	United Kingdom
Marlin Midway Limited	United Kingdom
Marlin Portfolio Holdings Limited	United Kingdom

Name	Jurisdiction of Incorporation or Formation
Marlin Senior Holdings Limited	United Kingdom
Marlin Unrestricted Holdings Limited	United Kingdom
MCE Portfolio Limited	United Kingdom
MCM Midland Management Costa Rica, S.r.L	Costa Rica
ME III Limited	United Kingdom
ME IV Limited	United Kingdom
MFS Portfolio Limited	United Kingdom
Midland Credit Management India Private Limited	India
Midland Credit Management, Inc.	Kansas
Midland Credit Mauritius Ltd.	Mauritius
Midland Funding LLC	Delaware
Midland Funding NCC-2 Corporation	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services, Inc.	Delaware
MRC Receivables Corporation	Delaware
PA FC Refinancia	Colombia
PA FC Refinancia-Fenalco Bogotá	Colombia
PFS Finance Holdings, LLC	Delaware
PFS Financial 1, LLC	Delaware
PFS Financial 2, LLC	Delaware
PFS Tax Lien Trust 2014-1	Delaware
Propel Acquisition LLC	Delaware
Propel Financial Services, LLC	Texas
Propel Funding LLC	Delaware
Propel Funding Nevada, LLC	Delaware
Propel Funding Ohio LLC	Delaware
Propel Funding Tennessee LLC	Delaware
Propel Funding Texas 2, LLC	Delaware
Referencia Perú S.A.C.	Perú
Referencia S.A.S	Colombia
Refinancia Perú S.A.	Perú
Refinancia S.A.	Colombia
RF Encore Perú S.r.L	Republic of Peru
RF Encore S.a.S	Republic of Colombia
RioProp Holdings, LLC	Texas
RNPL Advisory Corp	Virgin Islands
Snowcap Financial LLC	Delaware